                                Exhibit 99.1

ADT Reports Fourth Quarter and Full Year 2025 Results; Announces New $1.5 Billion Share Repurchase Authorization

Continued strong financial results and cash generation, achieving all 2025 guidance metrics
Full year earnings growth; GAAP EPS up 3%, Adjusted EPS up 19%
Returned $791 million to shareholders through share repurchases and dividends
Multi-year financial framework focused on growth in revenue, earnings, and cash flow

BOCA RATON, Fla., March 2, 2026 – ADT Inc. (NYSE: ADT), a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S., today reported results for the fourth quarter and full year of 2025. Financial highlights for the fourth quarter and full year are below with variances on a year-over-year basis unless otherwise noted. Results of the former commercial and solar businesses are presented as discontinued operations, except for cash flow measures.

Full Year 2025
•Total revenue increased 5% to $5.1 billion
•Solid core operating metrics with end-of-period recurring monthly revenue (RMR) of $359 million, gross revenue attrition of 13.1%, and revenue payback at 2.3 years
•GAAP income from continuing operations of $601 million, or $0.68 per diluted share, down $19 million
•Adjusted income from continuing operations of $750 million, or $0.89 per diluted share, up $65 million
•Net cash provided by operating activities of $1.9 billion, flat; Adjusted Free Cash Flow (including interest rate swaps) of $863 million, up 16%

Fourth Quarter 2025
•GAAP income from continuing operations of $146 million, or $0.17 per diluted share, down $51 million
•Adjusted income from continuing operations of $186 million, or $0.23 per diluted share, up $10 million
•Net cash provided by operating activities of $374 million, down $86 million; Adjusted Free Cash Flow (including interest rate swaps) of $154 million, down $70 million

“ADT again delivered solid financial performance in 2025, generating robust cash flow and further strengthening our financial foundation. As we enter 2026, we are positioning ADT to lead the next era of smart home intelligence with our ADT+ platform and new ambient sensing capabilities,” said ADT Chairman, President and CEO, Jim DeVries. “I am confident in the long-term trajectory of our business, reflected in our multi-year financial framework balancing growth in revenue, earnings, and cash flow. Our disciplined capital allocation enabled us to return significant capital to shareholders in 2025, and our new $1.5 billion repurchase authorization underscores our continued commitment to direct shareholder capital returns while we invest in the business.”

Business Highlights
Innovative Offerings, Unrivaled Safety and Premium Experience: The Company is undertaking focused initiatives to drive growth, increase brand loyalty, and increase customer acquisition efficiency while delivering on its core mission. Recent progress on these initiatives is described below.
•Redefining smart security – In 2025, ADT continued the rollout of its proprietary ADT+ platform, integrating professional monitoring with Google Nest and Yale devices and introducing new capabilities such as Trusted Neighbor.
•AI sensing and ambient intelligence for the home – In February 2026, ADT acquired Origin AI, adding revolutionary and proprietary ambient sensing capabilities to enable new privacy‑preserving security and smart home use cases. Concurrent with the acquisition, ADT established a long-term technology licensing agreement with Verisure, the leading European smart home security provider.
•Expanded safety features – In February 2026, ADT launched My Safety and Live Light. Integrated into the ADT+ app, My Safety supports customers wherever they go, while Live Light is an illuminated yard sign that responds to ADT+ system and alarm activity to help first responders quickly identify the correct home in an emergency.
•Operational efficiency and service excellence – ADT’s Remote Assistance program handled approximately 50% of service requests virtually, reducing costs and vehicle trips, while AI‑powered virtual agents improved efficiency across chat and voice interactions. The Company also further reduced false alarm dispatches and delivered an industry‑leading average alarm acknowledgment time of less than 10 seconds.
•Award‑winning innovation – ADT’s Trusted Neighbor feature was named Home Security Innovation of the Year at the 2025 IoT Breakthrough Awards.
•Industry recognition and trusted leadership – ADT earned four Stevie® Awards for Sales and Customer Service, received TMA Five Diamond Certification for its Knoxville and Irving monitoring centers, and was named Most Trusted Home Security System Brand for the seventh consecutive year by Lifestory Research.
•Commitment to communities and first responders – Through ADT Safe Places, the Company donated $750,000 in 2025 to community safety and first responder partners, including holiday donations to Toys for Tots, Feeding America, and expanded support for the American Red Cross.
Unlocking Shareholder Value: The Company is focused on continuing to generate significant cash flow, enabling it to return capital to its shareholders while maintaining a healthy balance sheet.
•Share repurchases – During 2025, the Company repurchased and retired 78 million shares of its common stock for an aggregate price of $604 million.
•Balance sheet optimization – Throughout 2025, the Company executed a series of attractively priced refinancing transactions to extend maturities and further improve its debt profile, lowering the average cost of debt to 4.3% and extending weighted average maturity to 5 years.
•S&P SmallCap 600® addition – Effective Feb. 9, 2026, ADT was added to the S&P SmallCap 600 index. This important milestone underscores the Company’s strong performance and successful alignment with the index’s rigorous criteria.

Results of Operations (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	Change	% Change	2025	2024	$ Change	% Change
	GAAP
Monitoring and related services	$1,083	$1,085	$(2)	—%	$4,354	$4,293	$61	1%
Security installation, product, and other	193	175	18	10%	775	605	170	28%
Total revenue	$1,276	$1,260	$16	1%	$5,129	$4,898	$230	5%

Income (loss) from continuing operations	$146	$197	$(51)	(26)%	$601	$619	$(19)	(3)%
Income (loss) from continuing operations per share - diluted	$0.17	$0.21	$(0.04)	(19)%	$0.68	$0.66	$0.02	3%

Net cash provided by (used in):
Operating activities	$374	$460	$(86)	(19)%	$1,884	$1,885	$(1)	—%
Investing activities	$(197)	$(261)	$64	25%	$(1,118)	$(1,295)	$178	(14)%
Financing activities	$(239)	$(199)	$(40)	(20)%	$(862)	$(515)	$(347)	67%

	Non-GAAP Measures
Adjusted EBITDA from continuing operations	$670	$653	$18	3%	$2,680	$2,578	$102	4%
Adjusted income (loss) from continuing operations	$186	$176	$10	6%	$750	$685	$65	9%
Adjusted EPS	$0.23	$0.20	$0.03	15%	$0.89	$0.75	$0.14	19%
Adjusted Free Cash Flow (including interest rate swaps)	$154	$224	$(70)	(31)%	$863	$744	$119	16%

	Other Measures
Trailing twelve-month revenue payback					2.3 years	2.2 years	0.1 years	5%
Trailing twelve-month gross customer revenue attrition					13.1%	12.7%	40 bps	N/A
RMR					$359	$359	$(1)	—%
Total revenue was $1,276 million for the fourth quarter and $5,129 million for the full year, up 1% and 5%, respectively. Monitoring and related services (M&S) revenue growth was primarily driven by higher average prices, partially offset by a decrease in volume. Security installation, product, and other revenue increased primarily due to a higher mix of professionally installed systems under the outright sales model.
Income from continuing operations was $146 million, or $0.17 per diluted share, for the fourth quarter, down $51 million, and $601 million, or $0.68 per diluted share, for the full year, down $19 million. Improved installation margins and continued strong M&S margins contributed to this increase for both periods, which was offset by unrealized gains/losses on interest rate swaps and a tax reserve release in the prior year. Adjusted income from continuing operations was $186 million, or $0.23 per diluted share, for the fourth quarter, up $10 million, and $750 million, or $0.89 per diluted share, for the full year, up $65 million, which benefited from the improved margins described above.

Balance Sheet and Cash Flow
For the fourth quarter, net cash provided by operating activities was $374 million, down $86 million, driven primarily by higher cash interest and timing of payments and receipts, partially offset by higher operating income. Adjusted Free Cash Flow (including interest rate swaps) was $154 million, down $70 million, driven by higher cash interest and timing of payments and receipts, partially offset by lower subscriber acquisition spend.
For the full year, net cash provided by operating activities was $1,884 million, down $1 million, with higher cash tax payments offset by higher operating income and timing of payments and receipts. Adjusted Free Cash Flow (including interest rate swaps) was $863 million, up $119 million, driven by earnings growth, lower subscriber acquisition spend, and favorable timing of payments and receipts, offset by higher cash tax payments.
Total cash and cash equivalents as of Dec. 31, 2025 were $81 million and no amounts were outstanding under the Company’s First Lien Revolving Credit Facility.

The Company returned $791 million of capital to shareholders during 2025, including dividend payments of $187 million, and $604 million of share repurchases, retiring 78 million repurchased shares.

Financial Outlook (3)
The Company refreshed its multi‑year financial framework, reflecting objectives to generate compounded annual growth rates of 5% revenue, 10% adjusted earnings per share, and more than 10% adjusted free cash flow (including interest rate swaps), with a target net leverage ratio of 2.5x or below. This framework is supported by the anticipated outcome of growth initiatives and near-term investments in product technology, customer service excellence, and acquisition efficiency, and is intended to serve as a long-term value creation outlook rather than near-term guidance.

For 2026, the Company expects adjusted free cash flow (including interest rate swaps) growth of approximately 20% versus prior year, with revenue and Adjusted EPS approximately flat. This outlook reflects the Company’s recent and continued prioritization of cash flow, share repurchases, and disciplined subscriber acquisition spending. It also incorporates planned 2026 investments in growth initiatives expected to benefit future periods, as well as headwinds from tariffs.

Share Repurchase Plan
On March 2, 2026, the Company announced a three-year share repurchase plan (the “2026 Share Repurchase Plan”), pursuant to which the Board of Directors has authorized the Company to repurchase, through April 30, 2029, up to a maximum aggregate amount of $1.5 billion of shares of the Company’s common stock. The 2026 Share Repurchase Plan allows the Company to purchase shares of the Company’s common stock from time to time in one or more open market or privately negotiated transactions, including pursuant to Rule 10b5-1 or Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or pursuant to one or more accelerated share repurchase agreements, subject to certain requirements and factors.
The Board of Directors may periodically review the outstanding amount authorized under the 2026 Share Repurchase Plan as part of its capital allocation strategy.
Dividend Declaration
Effective March 2, 2026, the Company’s Board of Directors declared a cash dividend of $0.055 per share to holders of the Company’s common stock and Class B common stock of record as of March 12, 2026. This dividend will be paid on April 2, 2026.
_____________________

(1)	All variances are year-over-year unless otherwise noted. The Company may sometimes present various non-GAAP and other operating measures. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of the terms and reconciliations to the most comparable GAAP measures for those measures included herein. Operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the former commercial and solar businesses are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein reflect the results of the Company’s continuing operations only.
(2)	Amounts may not sum due to rounding.
(3)
The Company is not providing forward-looking guidance or discussing long-range outlook for U.S. GAAP financial measures other than Revenue, nor can the Company provide quantitative reconciliation to the most directly comparable GAAP measures for its non-GAAP financial measures because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material. Please see "Non-GAAP Measures" for additional information.

Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s fourth quarter and full year 2025 results as well as its broader strategy, longer-term financial outlook, and lead a question-and-answer session. Participants may listen to a live webcast through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.
Alternatively, participants may listen to the live call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international), and providing the access code 4948265. An audio replay will be available for one week following the call, and can be accessed by dialing 1-800-770-2030 (domestic) or 1-609-800-9909 (international), and providing the access code 4948265.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.
About ADT Inc.
ADT is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S. Through innovative offerings, unrivaled safety, and a premium customer experience delivered by the largest network of smart home security professionals in the U.S., ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Company’s capital allocation priorities and commitments; the Company’s expected future financial results, including the Company’s financial outlook and/or guidance and multi-year targets, which include Total Revenue, Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”), Adjusted Free Cash Flow (including interest rate swaps) and Net Leverage Ratio; the Company’s partnership programs and the bulk purchase of customer accounts; initiatives with respect to the Company’s products and services, including ADT+, and the expected benefits and capabilities of such products and services; the Company’s development, deployment, and integration of AI in its products, services, and operations, including AI-driven customer interactions, virtual agents, operational efficiencies, and home intelligence capabilities, including Origin’s presence sensing technology; and the expectations, plans and objectives of management; any stated or implied outcomes with regard to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “possible,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “potential,” “outlook,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this presentation, including, among others, risks and uncertainties related to the Company’s divestiture of its commercial business (the “Commercial Divestiture”) and the Company’s exit from its residential solar business (the “ADT Solar Exit”); the Company’s ability to successfully integrate the Origin acquisition and realize expected benefits of the acquisition; the Company’s ability to execute on transformation initiatives and to execute on technology initiatives around the use of artificial intelligence and whole-home intelligence; the Company’s ability to maintain and grow the Company’s existing customer base and to integrate strategic bulk purchases of customer accounts; activity in repurchasing shares of ADT’s common stock under the Company’s current share repurchase plan; dividend rates or yields for any future quarter; the impact of cyber attacks or related breaches with respect to information technology systems, cybersecurity, or data security involving the Company, our business partners, or other third parties whose systems are interconnected with ours, and any future or still undetected attacks or incidents; any material changes to the valuation allowances the Company takes with respect to its deferred tax assets; any changes in regulations or laws, economic and financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell; the Company’s ability to effectively implement its strategic partnerships or commercialize products with Google; the Company’s ability to expand ADT+ and achieve expected adoption and customer engagement; risks related to the Company's use of AI in its products, services, and operations, including evolving legal and regulatory requirements, technological limitations, potential liability, and reputational concerns; the expected shift in the Company's transaction mix (including increased outright equipment sales) and the related effects on the timing and mix of revenue and costs; and risks that are described in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in the Company’s other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenue:
Monitoring and related services	$1,083	$1,085	$(2)	—%	$4,354	$4,293	$61	1%
Security installation, product, and other	193	175	18	10%	775	605	170	28%
Total revenue	1,276	1,260	16	1%	5,129	4,898	230	5%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	161	157	4	3%	642	617	25	4%
Security installation, product, and other	81	78	4	5%	341	230	111	48%
Total cost of revenue	242	234	7	3%	983	847	136	16%
Selling, general, and administrative expenses	360	380	(19)	(5)%	1,470	1,500	(31)	(2)%
Depreciation and intangible asset amortization	341	341	—	—%	1,367	1,343	24	2%
Operating income (loss)	333	305	27	9%	1,309	1,208	101	8%
Interest expense, net	(110)	(82)	(28)	34%	(459)	(441)	(18)	4%
Other income (expense)	(8)	3	(11)	N/M	(16)	48	(64)	N/M
Income (loss) from continuing operations before income taxes	215	227	(12)	(5)%	834	815	19	2%
Income tax benefit (expense)	(68)	(29)	(39)	N/M	(233)	(196)	(38)	(19)%
Income (loss) from continuing operations	146	197	(51)	(26)%	601	619	(19)	(3)%
Income (loss) from discontinued operations, net of tax	(1)	(7)	6	88%	(5)	(118)	114	96%
Net income (loss)	$145	$190	$(45)	(23)%	$596	$501	$95	19%

Common Stock:
Income (loss) from continuing operations per share - basic	$0.18	$0.22			$0.72	$0.69
Income (loss) from continuing operations per share - diluted	$0.17	$0.21			$0.68	$0.66

Net income (loss) per share - basic	$0.18	$0.21			$0.72	$0.56
Net income (loss) per share - diluted	$0.17	$0.20			$0.67	$0.52

Weighted-average shares outstanding - basic	762	832			778	847
Weighted-average shares outstanding - diluted	825	895			841	909

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.18	$0.22			$0.72	$0.69
Income (loss) from continuing operations per share - diluted	$0.17	$0.21			$0.68	$0.66

Net income (loss) per share - basic	$0.18	$0.21			$0.72	$0.56
Net income (loss) per share - diluted	$0.17	$0.20			$0.67	$0.52

Weighted-average shares outstanding - basic	55	55			55	55
Weighted-average shares outstanding - diluted	55	55			55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$81	$96
Restricted cash and restricted cash equivalents	28	108
Accounts receivable, net	385	394
Inventories, net	202	197
Prepaid expenses and other current assets	250	211
Total current assets	946	1,005
Property and equipment, net	243	247
Subscriber system assets, net	2,791	2,981
Intangible assets, net	4,818	4,854
Goodwill	4,886	4,904
Deferred subscriber acquisition costs, net	1,452	1,324
Other assets	683	735
Total assets	$15,819	$16,051

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$310	$196
Accounts payable	107	154
Deferred revenue	244	248
Accrued expenses and other current liabilities	337	635
Current liabilities of discontinued operations	15	32
Total current liabilities	1,013	1,264
Long-term debt	7,379	7,511
Deferred subscriber acquisition revenue	2,084	2,068
Deferred tax liabilities	1,267	1,167
Other liabilities	282	224
Noncurrent liabilities of discontinued operations	14	16
Total liabilities	12,040	12,250

Total stockholders' equity	3,779	3,801
Total liabilities and stockholders' equity	$15,819	$16,051
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$145	$190	$596	$501
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	341	341	1,367	1,345
Amortization of deferred subscriber acquisition costs	66	59	253	225
Amortization of deferred subscriber acquisition revenue	(90)	(89)	(358)	(346)
Share-based compensation expense	12	9	55	49
Deferred income taxes	95	52	142	140
Provision for losses on receivables and inventory	46	69	202	215
Loss on extinguishment of debt	8	5	19	5
Goodwill, intangible, and other asset impairments	—	3	15	24
(Gain) loss on sales of businesses	—	10	—	10
Unrealized (gain) loss on interest rate swap contracts	14	(16)	71	45
Other non-cash items, net	20	(88)	73	(34)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(93)	(95)	(381)	(366)
Deferred subscriber acquisition revenue	51	56	225	252
Other, net	(243)	(46)	(394)	(178)
Net cash provided by (used in) operating activities	374	460	1,884	1,885

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(109)	(112)	(596)	(586)
Subscriber system asset expenditures	(89)	(117)	(396)	(523)
Purchases of property and equipment	(50)	(34)	(176)	(164)
Proceeds (payments) from divestiture of businesses	51	3	51	(18)
Proceeds (payments) from interest rate swaps	—	(2)	(2)	(8)
Other investing, net	—	—	2	3
Net cash provided by (used in) investing activities	(197)	(261)	(1,118)	(1,295)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,613	98	2,952	1,069
Repayment of long-term borrowings, including call premiums	(1,735)	(98)	(3,012)	(1,186)
Proceeds from receivables facility	62	39	269	229
Repayment of receivables facility	(60)	(54)	(234)	(257)
Proceeds (payments) from interest rate swaps	16	21	67	93
Repurchases of common stock, including excise tax	—	(147)	(607)	(241)
Dividends on common stock	(45)	(50)	(187)	(182)
Payments on finance leases	(10)	(6)	(30)	(29)
Proceeds (payments) from opportunity fund	(78)	(7)	(78)	(7)
Other financing, net	(2)	5	(2)	(4)
Net cash provided by (used in) financing activities	(239)	(199)	(862)	(515)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	(62)	(1)	(96)	74
Beginning balance	171	205	204	130
Ending balance	$109	$204	$109	$204
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
With regard to the Company’s financial guidance for 2026 and long-range outlook, the Company is not providing quantitative reconciliations for forward-looking Adjusted EPS to GAAP diluted income (loss) per share from continuing operations or Adjusted Free Cash Flow (including interest rate swaps) to GAAP net cash provided by operating activities, which are the most directly comparable respective GAAP measures. These GAAP measures cannot be reliably predicted or estimated without unreasonable effort due to their dependence on future uncertainties, such as the adjustment of items used in the following reconciliations. Additionally, information not currently available to the Company about other adjusting items could have a potentially unpredictable and potentially significant impact on future GAAP financial results.
Unless otherwise noted, non-GAAP measures herein reflect the results of the Company’s continuing operations. Through the second quarter of 2024, Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow (including interest rate swaps) reflect the results of both continuing and discontinued operations. Beginning in the third quarter of 2024, all remaining cash flows attributable to activities of the solar business have been excluded from these measures as the business was substantially wound down.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds or payments from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.
The non-GAAP measures in the table below include cash flows associated with both continuing and discontinued operations, as applicable during the periods presented, consistent with the GAAP presentation on the Statement of Cash Flows.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Net cash provided by (used in):
Operating activities	$374	$460	$1,884	$1,885
Investing activities	$(197)	$(261)	$(1,118)	$(1,295)
Financing activities	$(239)	$(199)	$(862)	$(515)

Net cash provided by (used in) operating activities	$374	$460	$1,884	$1,885
Dealer generated customer accounts and bulk account purchases	(109)	(112)	(596)	(586)
Subscriber system asset expenditures	(89)	(117)	(396)	(523)
Purchases of property and equipment	(50)	(34)	(176)	(164)
Free Cash Flow	126	197	716	612
Net proceeds (payments) from receivables facility	2	(15)	35	(28)
Restructuring and integration payments(1)	2	3	12	33
Other, net(2)	9	20	35	42
Adjusted Free Cash Flow	$139	$205	$798	$659
Interest rate swaps presented outside operating activities(3)	15	19	65	85
Adjusted Free Cash Flow (including interest rate swaps)	$154	$224	$863	$744
Note: amounts may not sum due to rounding
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(1)During 2024, primarily includes costs related to the ADT Solar Exit.
(2)For the periods presented, primarily includes net outflows related to the former Solar business as well as third party costs associated with implementation of a new ERP system that the Company will not continue to incur once the ERP system is fully implemented.
(3)Includes net settlements related to interest rate swaps presented outside of net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Income (loss) from continuing operations	$146	$197	$601	$619
Interest expense, net	110	82	459	441
Income tax expense (benefit)	68	29	233	196
Depreciation and intangible asset amortization	341	341	1,367	1,343
Amortization of deferred subscriber acquisition costs	66	59	253	225
Amortization of deferred subscriber acquisition revenue	(90)	(89)	(358)	(346)
Share-based compensation expense	12	9	55	49
Merger, restructuring, integration and other(1)	—	9	13	24
Goodwill impairment(2)	—	—	12	—
Unrealized gain (loss) on interest rate swaps(3)	4	3	15	18
Loss on extinguishment of debt	8	—	19	5
Other, net	5	11	12	5
Adjusted EBITDA from continuing operations	$670	$653	$2,680	$2,578

Income (loss) from continuing operations to total revenue ratio	11%	16%	12%	13%
Adjusted EBITDA Margin (as percentage of Total Revenue)	53%	52%	52%	53%
Note: amounts may not sum due to rounding
_______________________
(1)Primarily relates to restructuring costs.
(2)Represents a goodwill impairment charge associated with the Multifamily Divestiture.
(3)Includes the unrealized gain or loss on interest rate swaps presented in other income (expense).

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The Company defines Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
Adjusted EPS equals Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock as calculated in accordance with GAAP. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted EPS are benchmarks used by analysts and investors who follow the industry for comparison of our performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies. The Company believes the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Beginning in 2025, management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Income (loss) from continuing operations	$146	$197	$601	$619
Share-based compensation expense	12	9	55	49
Merger, restructuring, integration, and other(1)	—	9	13	24
Goodwill impairment(2)	—	—	12	—
Interest rate swaps, net(3)	14	(16)	71	45
Loss on extinguishment of debt	8	—	19	5
Other, net	5	11	12	5
Tax adjustments(4)	1	(35)	(32)	(62)
Adjusted Income (Loss) from continuing operations	$186	$176	$750	$685

Diluted weighted-average shares outstanding of Common Stock(5):	825	895	841	909

Diluted income (loss) from continuing operations per share of Common Stock	$0.17	$0.21	$0.68	$0.66
Share-based compensation expense	0.01	0.01	0.06	0.05
Merger, restructuring, integration, and other(1)	—	0.01	0.02	0.03
Goodwill impairment(2)	—	—	0.01	—
Interest rate swaps, net(3)	0.02	(0.02)	0.08	0.05
Loss on extinguishment of debt	0.01	—	0.02	0.01
Other, net	0.01	0.01	0.04	0.01
Tax adjustments(4)	—	(0.04)	(0.04)	(0.07)
Adjusted EPS	$0.23	$0.20	$0.89	$0.75
Note: amounts may not sum due to rounding.
_______________________
(1)Primarily relates to restructuring costs.
(2)Represents a goodwill impairment charge associated with the Multifamily Divestiture.
(3)Primarily includes unrealized (gains) or losses on interest rate swaps presented in interest expense, net and other income (expense).
(4)Represents the tax impact on adjustments using the federal and state blended statutory rate. During the fourth quarter of 2024, also includes tax reserve releases of approximately $30 million associated with The ADT Security Company's separation from Tyco.
(5)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of Common Stock.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Leverage Ratios

Net Leverage Ratio is calculated as the ratio of net debt to last twelve months (“LTM”) Adjusted EBITDA from continuing operations. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Adjusted EBITDA for descriptions of the differences between Adjusted EBITDA and income (loss) from continuing operations, which is the most comparable GAAP measure. The Company believes Net Leverage Ratio is a useful measure of the Company's credit position and progress towards leverage targets. There are material limitations to using Net Leverage Ratio as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(in millions)	December 31, 2025	December 31, 2024
Total debt (book value)	$7,690	$7,707
LTM Income (loss) from continuing operations	$601	$619
Debt to income (loss) from continuing operations ratio	12.8x	12.4x

(in millions)	December 31, 2025	December 31, 2024
Term loans	$3,531	$1,984
First lien and ADT notes	3,825	4,100
Receivables facility	443	408
Finance leases and other	48	69
Total first lien debt	$7,847	$6,561
Second lien notes	—	1,300
Total debt(1)	$7,847	$7,861

Less: Cash and cash equivalents	(81)	(96)
Less: Receivables Facility	(443)	(408)
Net debt	$7,323	$7,357

LTM Adjusted EBITDA from continuing operations	$2,680	$2,578
Net leverage ratio	2.7x	2.9x
Note: amounts may not sum due to rounding
_______________________
(1)Debt instruments are stated at face value.